Exhibit 1.1

5,471,271 Shares

Motorola Solutions, Inc.

Common Stock, Par Value $0.01 per Share

Underwriting Agreement

September 5, 2019

Morgan Stanley & Co. LLC

1585 Broadway, New York

New York 10036

Ladies and Gentlemen:

Certain shareholders named in Schedule I hereto (the “Selling Shareholders” or “Selling Stockholders”) of Motorola Solutions, Inc., a Delaware corporation (the “Company”), propose to issue and sell to the several Underwriters listed in Schedule II hereto (the “Underwriters”), an aggregate of 5,471,271 shares of the common stock (the “Common Stock”), par value $0.01 per share, of the Company (the “Shares”), each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name on Schedule I hereto. Any reference herein to the Underwriters shall be deemed to refer to a single Underwriter if only a single Underwriter is named in Schedule II hereto.

1.    The Company represents and warrants to the Underwriters that:

(a)    An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File No. 333-230136) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such registration statement became effective, are hereinafter collectively called the “Registration Statement”; the form of the final prospectus relating to the Shares first filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 11(a) hereof after the execution of this Agreement is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement;

(b)    For the purposes of this Agreement, the “Applicable Time” is 8:50 A.M. (Eastern time) on the date of this Agreement. The Basic Prospectus, as supplemented by the documents and information identified on Schedule III(a) and Schedule III(b) hereto (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Disclosure Package in reliance upon and in conformity with (x) information furnished in writing to the Company by the Underwriters expressly for use therein or (y) any Selling Shareholders Information;

(c)    The Company (including its agents and representatives, but excluding, for the avoidance of doubt, any actions taken by the Underwriters or any Selling Shareholder or any of their respective affiliates (other than the Company), agents or representatives) has not used, authorized, approved or referred to and will not use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) (each such communication (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) in connection with the offering of the Shares, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act; (ii) the Basic Prospectus; (iii) the Prospectus; (iv) each document and other information listed in Schedule III hereto; and (v) any electronic road show or other written communications approved in advance in writing by the Underwriters;

(d)    The documents incorporated by reference in the Pricing Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act, or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and at such time, none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not, as of the Applicable Time or the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with (x) information furnished in writing to the Company by the Underwriters expressly for use therein or (y) any Selling Shareholders Information; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III hereto;

(e)    The Registration Statement conforms, and the Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and the Registration Statement does not and will not, as of the effective date of the Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto filed prior to the Closing Date does not and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with (x) information furnished in writing to the Company by the Underwriters expressly for use therein or (y) any Selling Shareholders Information;

(f)    Since the date of the latest audited financial statements of the Company included or incorporated by reference in the Pricing Disclosure Package there has not been, with respect to the Company and its subsidiaries, taken as a whole, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Disclosure Package, except as set forth or contemplated in the Pricing Disclosure Package or the Prospectus, there has not been (i) any change in the capital stock (other than upon the exercise of outstanding stock options, the purchase of shares of Common Stock by the Company pursuant to its share repurchase program disclosed in the Registration Statement and the Pricing Disclosure Package, or upon the conversion of convertible securities outstanding on the date of the most recent balance sheet included or incorporated by reference in the Prospectus or pursuant to the Company’s employee stock ownership plan or pursuant to the Company’s employee stock purchase plans or the Company’s employee savings and profit sharing plan, in each case, disclosed in the Registration Statement and the Pricing Disclosure Package), (ii) any change in the principal amount outstanding of long-term debt of the Company and its subsidiaries, taken as a whole, (iii) any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than the Company’s regular quarterly dividend), or (iv) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole;

(g)    The Company is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package, and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the ability of the Underwriters to sell the Shares in the manner contemplated by the Prospectus or on the consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); each domestic “significant subsidiary” (each, a “Significant Subsidiary”) of the Company (as defined in Rule 1-02 of Regulation S-X under the Exchange Act) has been duly incorporated and is validly existing as a corporation or other legal entity in good standing under the laws of its jurisdiction of incorporation; and the subsidiaries listed in Schedule IV to this Agreement are the only Significant Subsidiaries of the Company;

(h)    The Company has an authorized capitalization as set forth or incorporated by reference in the Pricing Disclosure Package and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, fully paid and non-assessable and such shares are not subject to any preemptive or similar rights. Except as described or contemplated in the Pricing Disclosure Package, as of the Applicable Time, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, and any such convertible or exchangeable securities or any such rights, warrants or options (other than the stock options, rights, warrants or other convertible securities issued or granted pursuant to the Company’s employee stock ownership plan or pursuant to the Company’s employee stock purchase plans or the Company’s employee savings and profit sharing plan, in each case, disclosed in the Registration Statement and the Pricing Disclosure Package);

(i)    The compliance by the Company with this Agreement and the consummation by the Company of the transactions herein contemplated to be performed by the Company will not (i) conflict with or result in a breach or violation of any of the terms or provisions of any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement to be performed by the Company, except as such have been or will timely be obtained under the Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters;

(j)    Neither the Company nor any of the Significant Subsidiaries is (i) in violation of its Certificate of Incorporation or By-laws or other organizational documents or (ii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except, in the case of clause (ii) above, for any such default that would not, individually or in the aggregate, have a Material Adverse Effect;

(k)    The statements set forth in the Basic Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Shares, and under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects (in each case subject to the assumptions and limitations set forth therein);

(l)    Other than as set forth in the Pricing Disclosure Package, and other than litigation incident to the kind of business conducted by the Company and its subsidiaries, which individually and in the aggregate is not material to the Company and its subsidiaries, taken as a whole, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(m)    The Company is not an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(n)    (i)(A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the Applicable Time, the Company was or will be, as applicable, a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act; and (ii) at the time of filing the Registration Statement and the Applicable Time, the Company was not and will not be an “ineligible issuer” as defined in Rule 405 under the Securities Act;

(o)    KPMG LLP and PricewaterhouseCoopers LLP are both independent registered public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder;

(p)    The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States (“GAAP”); except as disclosed in the Pricing Disclosure Package, the Company is not aware of any material weaknesses in its internal control over financial reporting; and except as disclosed in the Pricing Disclosure Package, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(q)    The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that (i) material information relating to the Company and its subsidiaries is made known to the Company’s management as appropriate to allow timely decisions regarding required disclosure and (ii) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Basic Prospectus, the Pricing Disclosure Package and the Prospectus complies, in all material respects, with the Commission’s rules and guidelines applicable thereto;

(r)    The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Basic Prospectus, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; except as disclosed in the Pricing Disclosure Package, such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Basic Prospectus, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby;

(s)    This Agreement has been duly authorized, executed and delivered by the Company;

(t)    Each of the Company and its subsidiaries owns or possesses or has the right to use the licenses, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), domain names, trademarks, service marks and trade names (collectively, the “Intellectual Property”) presently employed by it in connection with its operations; and, to the knowledge of the Company, neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to the foregoing; and to the knowledge of the Company, the use of such Intellectual Property in connection with the business and operations of the Company and its subsidiaries as described in the Pricing Disclosure Package does not infringe on the rights of any person except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect;

(u)    Except as disclosed in the Pricing Disclosure Package and the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), and, (ii) to the knowledge of the Company, is not subject to any notice, investigation, claim, action, proceeding, order or decree relating to environmental laws;

(v)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(w)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, to the knowledge of the Company, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(x)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or other relevant sanctions authority (collectively, “Sanctions”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions;

(y)    There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications; and

(z)    Except as disclosed in the Pricing Disclosure Package and the Prospectus, (i) there has been no material security breach or incident involving unauthorized access or disclosure, or other material compromise relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (ii) neither the Company nor its subsidiaries have been notified of, and have no knowledge of any event or condition that would be reasonably expected to result in, any material security breach or incident involving unauthorized access or disclosure or other material compromise to their IT Systems and Data and (iii) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with standards and practices customary for the industries in which they operate, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

2.    Each Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:

(a)    This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b)    The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) certificate of incorporation, certificate of formation, bylaws, limited liability company agreement or limited partnership agreement, as applicable, of such Selling Shareholder, or (iii) any agreement or other instrument binding upon such Selling Shareholder that is material to such Selling Shareholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, except that in the case of clauses (i), (iii) and (iv) above, where such contravention would not, individually or in the aggregate, reasonably be likely to have a material adverse effect (1) on such Selling Shareholder, or (2) on the power or ability of such Selling Shareholder to perform its obligations under this Agreement or to consummate the transactions contemplated hereby and by the Pricing Disclosure Package. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement, except (x) such as has previously been obtained, (y) may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or (z) where the failure to obtain any such consent, approval, authorization or order, or qualification would not, individually or in the aggregated, reasonably be expected to have a material adverse effect on the ability of such Selling Shareholder to consummate the transactions contemplated in this Agreement.

(c)    Such Selling Shareholder on the Closing Date (as defined in Section 5) will have valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(d)    Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (i) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (iii) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (A) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (C) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(e)    The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Pricing Disclosure Package does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date, the Pricing Disclosure Package, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(f) are limited to statements or omissions made in reliance upon and in conformity with information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any amendments or supplements thereto, it being understood and agreed that such information is the following: the name of such Selling Shareholder, the number of shares of Common Stock owned (beneficially or otherwise) by such Selling Shareholder prior to and after the completion of the offering contemplated hereby, the number of offered shares, the address and any and all other information with respect or relating to such Selling Shareholder and/or its affiliates that appear in the section titled “Selling Securityholders” in the Registration Statement, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto (including any tables and related footnotes therein or comparable disclosure elsewhere in any such documents) (collectively, the “Selling Shareholders Information”).

(f)    Such Selling Shareholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(i)    to finance any activities or business of or with any Person or in any country or territory that, at the time of such financing, is the subject of any sanctions administered or enforced by OFAC; or

(ii)    in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable anti-corruption laws;

provided that the foregoing shall not apply with respect to the distribution of the proceeds of the offering to any of such Selling Shareholder’s direct or indirect limited partners once such proceeds are no longer under the control of such Selling Shareholder if prior to such distribution such Selling Shareholder has no knowledge that such proceeds will be used for any of the foregoing purposes.

3.    Each Selling Shareholder, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Shareholder at $175.75 per share (the “Purchase Price”) the number of shares of Common Stock (subject to such adjustments to eliminate fractional shares as the Underwriters may determine) that bears the same proportion to the number of Shares to be sold by such Selling Shareholder as the number of Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Shares.

Without limiting the applicability of Section 3 hereof or any other provision of this Agreement, with respect to any Underwriter (the “Affiliated Underwriter”) who is affiliated with any person or entity engaged to act as an investment adviser on behalf of an investor who has a direct or indirect interest in the Shares being sold by the Selling Shareholders, the Shares which such Affiliated Underwriter shall procure purchasers for, or failing which shall underwrite, shall be deemed to not include any Shares attributable to such investor (with any such Shares instead being deemed to be allocated and sold to purchasers procured by, or failing which underwritten by, the other Underwriters) and, accordingly, the fees or other amounts received by such Affiliated Underwriter in connection with the transactions contemplated hereby shall not be deemed to include any fees or other amounts attributable to the Shares attributable to such investor.

4.    The Selling Shareholders are advised by the Underwriters that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Underwriters’ judgment is advisable. The Selling Shareholders are further advised by the Underwriters that the Shares are to be offered to the public initially at $176.50 per share (the “Public Offering Price”) and to certain dealers selected by the Underwriters at a price that represents a concession not in excess of $0.45 a share under the Public Offering Price.

5.    (a) Payment for the Shares shall be made by wire transfer in immediately available funds to each Selling Shareholder in federal or other funds immediately available in New York City against delivery of such Shares for the respective accounts of the several Underwriters at approximately 10:00 A.M., New York City time, on September 9, 2019, or at such other time on the same or such other date, not later than September 16, 2019, as shall be designated in writing by the Underwriters. The time and date of such payment are hereinafter referred to as the “Closing Date.”

(b)    Each Selling Shareholder, severally and not jointly agrees, that the applicable Shares shall be registered in such names and in such denominations as the Underwriters shall request in writing not later than one full business day prior to the Closing Date. Each Selling Shareholder shall deliver the applicable Shares to the Underwriters on the Closing Date. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters, except New York State stock transfer tax, and (ii) any withholding required by law.

6.    Each Selling Shareholder, severally and not jointly, agrees to deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

7.    The Company agrees with the Underwriters (except in the case of paragraph (m)), and each Underwriter agrees with the Company (in the case of paragraph (m)):

(a)    To prepare the Prospectus in a form reasonably acceptable to the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Closing Date which is not reasonably acceptable to the Underwriters (it being understood that any objection shall be delivered to the Company promptly after reasonable notice of such proposed amendment or supplement); at a time at which Shares remain unsold by the Underwriters, to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Underwriters with as many copies as the Underwriters may reasonably request thereof without charge; at a time at which Shares remain unsold by the Underwriters, to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act in connection with the offering or sale of the Shares; at a time at which Shares remain unsold by the Underwriters, to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Shares; at a time at which Shares remain unsold by the Underwriters, to advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any prospectus or suspending any such qualification at a time at which Shares remain unsold by the Underwriters, to promptly use its reasonable best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)    If required by Rule 430B(h) under the Securities Act in connection with the offering of the Shares, to prepare a form of prospectus in a form reasonably acceptable to the Underwriters and to file such form of prospectus pursuant to Rule 424(b) under the Securities Act not later than may be required by Rule 424(b) under the Securities Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by the Underwriters promptly after reasonable notice thereof;

(c)    Promptly from time to time to take such action as the Underwriters may reasonably request to attempt to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriters may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or subject itself to taxation for doing business in any jurisdiction;

(d)    To use reasonable best efforts to furnish, from time to time, the Underwriters, prior to 4:00 P.M., New York City time, on the second New York Business Day succeeding the date of this Agreement, with written and electronic copies of the Prospectus in such quantities as the Underwriters may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required by Commission rules at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Underwriters and upon their request to file such document and to prepare and furnish without charge to the Underwriters and to any dealer in securities as many written and electronic copies as they may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case the Underwriters are required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon their request but at the expense of the Underwriters, to prepare and deliver to the Underwriters as many written and electronic copies as they may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

(e)    To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158), provided, however, that the Company may satisfy the requirements of this subsection by filing such earnings statement with the Commission via EDGAR;

(f)    To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act;

(g)    The Company will not take directly or indirectly, any action designed to or that would constitute or might reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares;

(h)    To the extent not already approved for listing, the Company will use reasonable best efforts to have approved for listing the Shares on the New York Stock Exchange;

(i)    The Company will use reasonable best efforts to issue stop-transfer instructions to the Company’s transfer agent with respect to any transaction that would constitute a breach of, or default under the Lock-up Agreements (as defined in Section 11), as determined by the Company and the Underwriters. During the period ending 30 days after the date of this Agreement, the Company shall not waive or amend such stop transfer instructions and any transfer restriction, including any “market standoff,” “holdback” or similar agreement or provision, applicable to any shares of Common Stock subject to such Lock-up Agreements unless the Company shall have obtained the prior written consent of the Underwriters; provided that this Section 7(i) shall not prohibit the Company from effecting such a waiver or amendment to permit a transfer of securities which is permissible under the terms of the Lock-up Agreements;

(j)    The Company also hereby agrees and covenants that, without the prior consent of the Underwriters, it will not, during the period ending 30 days after the date of the Prospectus (the “Restricted Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the shares of Common Stock in cash or otherwise; or (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock;

The restrictions contained in the preceding paragraph shall not apply to:

(A)    the Shares to be sold hereunder;

(B)    the issuance of shares of Common Stock by the Company upon the exercise of an option or warrant or the conversion or vesting of any securities convertible into or exercisable or exchangeable for any shares of Common Stock (“Common Stock Securities”), in each case outstanding on the date hereof or issued not in violation of this Agreement;

(C)    the issuance by the Company of any shares of Common Stock or any Common Stock Securities pursuant to any incentive plan, stock ownership plan or other employee or director compensation or benefit plan in effect on the date hereof;

(D)    the filing by the Company of a registration statement with the Commission on Form S-8 in respect of any Common Stock or Common Stock Securities issued under or the grant of any award pursuant to an employee or director compensation or benefit plan in effect on the date hereof;

(E)    the transfer of Common Stock or any Common Stock Security that occurs by operation of law or by order of a court of competent jurisdiction;

(F)    the establishment or amendment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period;

(G)    the transactions contemplated by the Silver Lake Transactions (as such term is defined in the Current Report on Form 8-K filed on September 5, 2019; or

(H)    the sale or issuance of or entry into an agreement to sell or issue Common Stock or Common Stock Securities in connection with one or more acquisitions of businesses, products or technologies, joint ventures, commercial relationships or other strategic corporate transactions; provided that the aggregate amounts of Common Stock or Common Stock Securities (on an as-converted, as-exercised or as-exchanged basis) that the Company may sell or issue or agree to sell or issue pursuant to this clause (H) shall not exceed 5% of the total number of shares of Common Stock of the Company issued and outstanding immediately following the completion of the transactions contemplated by this Agreement determined on a fully-diluted basis, and provided further that each recipient of Securities pursuant to this clause (H) shall execute a lock-up agreement substantially in the form of Exhibit B hereto with respect to the remaining portion of the Restricted Period.

(k)    If by the three-year anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Underwriters. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Underwriters and will use its reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

8.    The Company, during such time as any Shares remain unsold by the Underwriters, will not make any offer relating to the Shares that would constitute a free writing prospectus, except through any free writing prospectus the use of which has been consented to by the Company and the Underwriters and is listed on Schedule II hereto;

(a)    The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;

(b)    The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus and prior to the Closing Time, any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriters and, if requested by the Underwriters, will prepare and furnish without charge to the Underwriters an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with (x) information furnished in writing to the Company by the Underwriters expressly for use therein or (y) Selling Shareholders Information; and

(c)    Each Underwriter represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Underwriters is listed on Schedule II hereto.

9.    The Selling Shareholder covenants and agrees that they will pay or cause to be paid the fees, disbursements and expenses of the Selling Shareholder’s counsel.

10.    The Company covenants and agrees with the Underwriters that the Company will pay or cause to be paid the following: (a) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers, if applicable; (b) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 7(c) hereof, if applicable; (c) all fees and expenses in connection with listing the Shares on the New York Stock Exchange, if applicable; (d) the filing fees incident to any review required by Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Shares; (e) the cost and charges of any transfer agent of the Company; and (f) any transfer or other taxes payable in connection with the transfer and delivery of Shares to the Underwriters. It is understood, however, that, except as provided in this Section, and Sections 12 and 13 hereof, the Underwriters will pay all of their own respective costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers it may make.

11.    The obligations of each Underwriter hereunder, as to the Shares to be delivered on the Closing Date, shall be subject, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Closing Date, true and correct, the condition that the Company shall have performed in all material respects all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)    (i) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 7(a) hereof and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; (ii) no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; (iii) no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and (iv) all requests for additional information on the part of the Commission shall have been complied with to the Underwriters’ reasonable satisfaction;

(b)    Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to the Underwriters such written opinion or opinions, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)    Wachtell, Lipton, Rosen & Katz, counsel for the Company, shall have furnished to the Underwriters (i) their written opinion, dated the Closing Date and addressed to the Underwriters, to the effect set forth in Exhibit A hereto and (ii) a negative assurance letter, dated the Closing Date and addressed to the Underwriters, to the effect set forth in Exhibit A-1 hereto;

(d)    Simpson Thacher & Bartlett LLP, outside counsel for the Selling Shareholders, shall have furnished their written opinion, dated the Closing Date and addressed to the Underwriters, to the effect set forth in Exhibit B hereto;

(e)    Kristin Kruska, Corporate Vice President, Transactions, Corporate & Securities Law and Secretary, or another attorney employed by the Company who is reasonably acceptable to the Underwriters, shall have furnished to the Underwriters, at the request of the Company, his or her written opinion, dated the Closing Date and addressed to the Underwriters, to the effect set forth in Exhibit C hereto;

(f)    The Company shall have furnished or caused to be furnished to the Underwriters at the Closing Date certificates of officers of the Company reasonable satisfactory to the Underwriters as to (i) the accuracy of the representations and warranties of the Company herein at and as of the Closing Date, (ii) the performance by the Company in all material respects of all of its obligations hereunder to be performed by it at or prior to the Closing Date and (iii) the matters set for in subsections (a)(ii) and (iii) of this Section;

(g)    On the date of the Prospectus and upon receipt of an executed copy of this Agreement, at 9:30 A.M., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Closing Date, each of KPMG LLP and PricewaterhouseCoopers LLP, as applicable to the extent they have a basis to comment on the subsections listed in Annex I, shall have furnished to the Underwriters a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Underwriters;

(h)    The underwriters shall have received “lock up” agreements (the “Lock-up Agreements”), each substantially in the form of Exhibit D hereto, between the Underwriters and the persons set for in Schedule V, relating to sales and certain other dispositions of shares of Common Stock, delivered to them on or before the date hereof, which Lock-up Agreements shall be in full force and effect on the Closing Date;

(i)    (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package, except as disclosed or contemplated in the Pricing Disclosure Package, there shall not have been any change in the capital stock (other than upon the exercise of outstanding stock options, the purchase of shares of Common Stock by the Company pursuant to its share repurchase program disclosed in the Registration Statement and the Pricing Disclosure Package, or upon the conversion of convertible securities outstanding on the date of the most recent balance sheet included or incorporated by reference in the Prospectus or pursuant to the Company’s employee stock ownership plan or pursuant to the Company’s employee stock purchase plans or the Company’s employee savings and profit sharing plan, in each case, disclosed in the Registration Statement and the Pricing Disclosure Package), or any change in the principal amount outstanding of long-term debt of the Company and its subsidiaries, taken as a whole, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in the Underwriters’ reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Shares being delivered at the Closing Date on the terms and in the manner contemplated in the Prospectus;

(j)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iii), (iv) or (v) in the Underwriters’ reasonable judgment makes it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Shares being delivered at the Closing Date on the terms and in the manner contemplated in the Prospectus; and

(k)    The Company shall have complied with the provisions of Section 7(d) hereof with respect to the furnishing of prospectuses on the second New York Business Day succeeding the date of this Agreement.

12.    (a) The Company will indemnify and hold harmless the Underwriters, against any losses, claims, damages or liabilities to which the Underwriters may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriters for any legal or other expenses reasonably incurred by the Underwriters in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written (x) information furnished to the Company by the Underwriters expressly for use therein or (y) Selling Shareholders Information.

(b)    Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto, it being understood and agreed that such information is limited to the Selling Shareholders Information. The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph and the contribution provisions of Section 12(e) below shall be limited in the aggregate to an amount equal to the aggregate Public Offering Price of the Shares (net of underwriting discounts and commissions) sold by such Selling Shareholder under this Agreement.

(c)    The Underwriters will indemnify and hold harmless the Company and the Selling Shareholders against any losses, claims, damages or liabilities to which the Company or any Selling Shareholder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Issuer Free Writing Prospectus or the Prospectus or any such amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(d)    Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)    If the indemnification provided for in this Section 12 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company or the Selling Shareholders (as applicable) on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Selling Shareholders on the one hand and the Underwriters on the other hand shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Selling Shareholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares were offered to the public exceeds the amount of any damages which the Underwriters has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The liability of each Selling Shareholder under the contribution provisions contained in this paragraph and the indemnity agreement of 12(b) above shall be limited in the aggregate to an amount equal to the aggregate Public Offering Price of the Shares (net of underwriting discounts and commissions) sold by such Selling Shareholder under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)    The obligations of the Company and the Selling Shareholders under this Section 12 shall be in addition to any liability that the Company or such Selling Shareholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriters within the meaning of the Securities Act and each broker-dealer affiliate of the Underwriters; and the obligations of the Underwriters under this Section 12 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or such Selling Shareholder and to each person, if any, who controls the Company or such Selling Shareholder within the meaning of the Securities Act.

13.    The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriters or any controlling person of the Underwriters, any Selling Shareholder or any controlling person of the Selling Shareholder or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

14.    If the Shares are not delivered by or on behalf of a Selling Shareholder as provided herein, the applicable Selling Shareholders will reimburse each of the Underwriters and the Company for all expenses, including fees and disbursements of counsel, reasonably incurred by each of the Underwriters and the Company in making preparations for the purchase, sale and delivery of the Shares, and the Company shall then be under no further liability to the Underwriter except as provided in Sections 10 and 12 hereof.

15.    (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 15:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16.    All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary and if to the Selling Shareholders shall be delivered or sent by mail, telex or facsimile transmission to c/o Silver Lake Partners, 550 West 34th Street, 40th Floor, New York, NY 10001, Attention: Andrew J. Schader, Fax: +1 (212) 981-3535 (with a copy which shall not constitute actual or constructive notice) to: Simpson Thacher & Bartlett LLP, 2475 Hanover Street, Palo Alto, CA 94304, Attention: Daniel N. Webb, Fax: +1 (650) 251-5002.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their clients, including the Company, which information may include the name and address of its respective clients, as well as other information that will allow the Underwriters to properly identify its clients.

17.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Selling Shareholders, the Company and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company, the Selling Shareholders or the Underwriters, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriters shall be deemed a successor or assign by reason merely of such purchase.

18.    Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

19.    Each of the Selling Shareholders acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between such Selling Shareholders and the Underwriters, (b) in connection therewith and with the process leading to such transaction the Underwriters are acting solely as a principal and not the agent or fiduciary of the Company or any Selling Shareholder, (c) the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, and (d) each of them consulted its own legal and financial advisors to the extent they deemed appropriate. Each Selling Shareholder agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Shareholder, in connection with such transaction or the process leading thereto.

20.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

21.    THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this Agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

22.    The Company, the Selling Shareholders and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

23.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

24.    Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriters, the Selling Shareholders and the Company.

[signature pages to follow]

Very truly yours,

Motorola Solutions, Inc.

By:	/s/ Kristin L. Kruska
Name:	Kristin L. Kruska
Title:	Corporate Vice President and Secretary

SLP MUSTANG HOLDINGS, L.P.

By:	SLP IV Mustang GP, L.L.C., its general partner

By:	/s/ Greg Mondre
Name:	Greg Mondre
Title:	Director and Authorized Signatory

SLP MUSTANG HOLDINGS II, L.P.

By:	SLP IV Mustang GP II, L.L.C., its general partner

By:	/s/ Greg Mondre
Name:	Greg Mondre
Title:	Director and Authorized Signatory

Accepted as of the date hereof:

Morgan Stanley & Co. LLC

By:	/s/ Lauren Garcia Belmonte
Name:	Lauren Garcia Belmonte
Title:	Executive Director

SCHEDULE I

Selling Shareholder	Number of Shares to Be Sold
SLP IV Mustang Holdings, L.P.	4,550,821
SLP IV Mustang Holdings II, L.P.	920,450

Total:	5,471,271

I-1

SCHEDULE II

Underwriter	Number of Shares to Be Purchased
Morgan Stanley & Co. LLC	5,471,271
Total:	5,471,271

II-1

SCHEDULE III

(a)	Issuer Free Writing Prospectuses:

None.

(b)	Additional Documents Incorporated by Reference:

•	Company’s Current Report on Form 8-K, filed on September 5, 2019 and the exhibits thereto (Film # 191076123).

•	Company’s Current Report on Form 8-K, filed on September 5, 2019 and the exhibits thereto (Film #191076317).

(c)	Orally communicated pricing information:

Price to public:    $176.50 per share

III-1

SCHEDULE IV

Motorola Solutions Funding Corporation	Delaware
Motorola Solutions Credit Company LLC	Delaware
Network Ventures I, Inc.	Delaware
Kodiak Networks, Inc.	Texas
Vesta Solutions Inc.	California
Twisted Pair Solutions Inc.	Washington

IV-1

SCHEDULE V

List of Lock-up Parties

SLP IV Mustang Holdings, L.P.

SLP IV Mustang Holdings II L.P.

SLP Maverick Holdings, L.P.

Gregory Q. Brown

Gino A. Bonanotte

Jack Molloy

Kelly S. Mark

Mark S. Hacker

Rajan Naik

Cynthia M. Yazdi

Dan Pekofske

Joseph M. Tucci

Anne R. Pramaggiore

Judy C. Lewent

Clayton M. Jones

Kenneth D. Denman

Greg Mondre

Egon Durban

V-1